As filed with the Securities and Exchange Commission on December 19, 2012

Registration Statement No. 333-185064

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNALLOY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	57-0426694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

775 Spartan Blvd., Suite 102

P.O. Box 5627

Spartanburg, South Carolina 29304

(864) 585-3605

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig C. Bram

President and Chief Executive Officer

Synalloy Corporation

775 Spartan Blvd., Suite 102

P.O. Box 5627

Spartanburg, South Carolina 29304

(864) 585-3605

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

Copies to:

Scott H. Richter, Esq.

John C. Selbach, Esq.

LeClairRyan, A Professional Corporation

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

(804) 783-2003

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered Proposed Maximum Offering Price Per Unit Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock (3)	—	—
Preferred Stock (3)	—	—
Warrants (4)	—	—
Purchase Contracts (5)	—	—
Units (6)	—	—
TOTAL	$50,000,000	$6,820

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, and exclusive of accrued interest, distributions and dividends, if any. Subject to Rule 462(b) under the Securities Act, the aggregate public offering price of all securities registered hereby will not exceed $50,000,000.

Footnotes continued on next page

(2)	Previously paid in connection with the initial filing of this registration statement on November 20, 2012. Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act.

(3)	Such indeterminate principal amount and number of shares of common stock or shares of preferred stock as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion, redemption, exercise or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities registered hereunder.

(4)	Warrants may be sold separately or together with common stock or preferred stock of Synalloy Corporation. Includes an indeterminate number of shares of common stock or shares of preferred stock of Synalloy Corporation to be issuable upon the exercise of warrants for such securities.

(5)	Such indeterminate number of purchase contracts as may, from time to time, be issued at indeterminate prices obligating holders to purchase from or sell to us, and obligating us to sell or purchase from the holders, a specific number of shares of common stock or shares of preferred stock of Synalloy Corporation at a future date or dates.

(6)	Such indeterminate number of units as may, from time to time, be issued at indeterminate prices, each representing ownership of one or more of the securities described herein.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 19, 2012

Prospectus

$50,000,000

Synalloy Corporation

Common Stock

Preferred Stock

Warrants

Purchase Contracts

Units

We may offer from time to time common stock, preferred stock, warrants, purchase contracts or units. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities.

The aggregate initial offering price of all securities we sell under this prospectus will not exceed $50,000,000.

The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus and any supplements carefully before you invest.

Our common stock is traded on the NASDAQ Global Market under the symbol “SYNL.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page  7 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012.

i

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus we use the terms “we,” “us,” “our,” “Synalloy” and the “company” to refer to Synalloy Corporation and its subsidiaries.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $50,000,000 in the aggregate.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street addresses are provided under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by Synalloy. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at no cost on our web site, http://investor.synalloy.com, as soon as reasonably practicable after we file such documents with the SEC. We are not incorporating the information on our web site into this prospectus, and the information on the web site is not included in, nor is it a part of, this prospectus or any prospectus supplement. Our SEC file number is 000-19687.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

Some information contained in this prospectus updates and supersedes the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below (except Items 2.02 and 7.01 of any Current Report on Form 8-K, unless otherwise indicated in the Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 14, 2012;

•

our Quarterly Reports on Form 10-Q for the quarters ended (i) March 31, 2012, filed on May 8, 2012, (i) June 30, 2012, filed on August 9, 2012 and (iii) September 29, 2012, filed on November 8, 2012, as amended by Amendment No. 1 on Form 10-Q/A filed on November 15, 2012;

•

our Current Reports on Form 8-K filed on April 27, 2012, August 2, 2012, August 13, 2012, and August 24, 2012, Amendment No. 1 on Form 8-K/A filed on November 5, 2012 and Amendment No. 2 on Form 8/A filed on December 5, 2012; and

•

the description of common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on November 26, 1991 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and before the time that all of the securities offered by this prospectus are sold; provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K (unless otherwise indicated). Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later which is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information contained in this prospectus should be read together with the information in the documents incorporated in this prospectus by reference.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Richard D. Sieradzki

Vice President – Finance and Chief Financial Officer

Synalloy Corporation

775 Spartan Blvd., Suite 102

P.O. Box 5627

Spartanburg, South Carolina 29304

(864) 585-3605

These incorporated documents may also be available on our web site at http://investor.synalloy.com. Except for incorporated documents, information contained on our web site is not a prospectus and does not constitute part of this prospectus.

NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

We make certain forward-looking statements in this prospectus, any prospectus supplement and in the documents incorporated by reference into this prospectus that are based upon our current expectations and projections about current events. You should not rely on forward-looking statements in this prospectus, any prospectus supplement or the documents incorporated by reference. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; customer delays or difficulties in the production of products; new regulations impacting our business; a prolonged decrease in oil prices; risks associated with acquisitions and other expansion activities; environmental issues; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; and loss of consumer or investor confidence.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, any prospectus supplement and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference.

Because of these and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results contemplated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We do not intend to update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

This summary highlights selected information about Synalloy and a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

Synalloy Corporation

Our Company

Synalloy Corporation is a producer of stainless steel pipe, a fabricator of stainless and carbon steel piping systems, a manufacturer of liquid storage solutions and a producer of specialty chemicals. Synalloy serves a broad range of domestic and international customers through two business segments: the Metals Segment and the Specialty Chemicals Segment.

Metals Segment

Our Metals Segment operations include Bristol Metals, LLC (“Bristol”), a wholly-owned subsidiary of Synalloy Metals, Inc. (wholly-owned by the company), and Ram-Fab, LLC (“Ram-Fab”). Bristol manufactures welded pipe (BRISMET) and fabricates piping systems (BristolFab) primarily from stainless steel, but also from other corrosion-resistant metals. Ram-Fab’s carbon steel and chrome alloy pipe fabrication enhances the stainless steel fabrication business of Bristol, giving our company the capability to conduct all types of pipe fabrication projects utilizing any combination of these three material types.

Our stainless steel products are used principally by customers requiring materials that are corrosion-resistant or suitable for high-purity processes. The largest users are the chemical, petrochemical, pulp and paper, waste water treatment and liquid natural gas industries. Other important users are in industries relating to mining, power generation (including nuclear), water treatment, brewery, food processing, petroleum, pharmaceutical and alternative fuels. Our carbon and chrome alloy products are used primarily in the power generation and chemical industries.

In August 2012, Synalloy acquired Lee-Var, Inc. d/b/a Palmer of Texas (“Palmer”), a leading manufacturer of liquid storage solutions and separation equipment for the petroleum, municipal water, wastewater, chemical and food industries. Our operations through Palmer are focused on providing fiberglass and steel tanks to the oil industry.

Specialty Chemicals Segment

Our Specialty Chemicals Segment operates as Manufacturers Chemicals, LLC (“MC”), a wholly-owned subsidiary of Manufacturers Soap and Chemical Company (wholly-owned by the company). This segment produces specialty chemicals and dyes for the carpet, chemical, paper, metals, mining, agricultural, fiber, paint, textile, automotive, petroleum, cosmetics, mattress, furniture, janitorial and other industries.

Through MC, we produce over 1,100 specialty formulations and intermediates for use in a wide variety of applications and industries. Our primary product lines focus on the areas of defoamers, surfactants and lubricating agents. MC’s capabilities also include the sulfation of fats and oils. These products are used in a wide variety of applications and represent a renewable resource, animal and vegetable derivatives, as alternatives to more expensive and non-renewable petroleum derivatives.

Additional Information

For a description of our business, financial condition, results of operations and other important information regarding Synalloy Corporation, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Synalloy Corporation is a Delaware corporation. Our principal executive offices are located at 775 Spartan Boulevard, Suite 102, Spartanburg, South Carolina, and our telephone number is (864) 585-3605. Our Internet address is http://investor.synalloy.com. We are not incorporating the information on our web site into this prospectus, and the information on the web site is not included in, nor is it a part of, this prospectus.

The Securities We May Offer

We may use this prospectus to offer securities in an aggregate amount of up to $50,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may sell our common stock. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will list the preferred stock on a securities exchange and any other specific terms of the series of preferred stock.

As of the date of this prospectus, we are not authorized under our Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), to issue preferred stock. Accordingly, prior to establishing and issuing any series of preferred stock, our stockholders would need to approve an amendment to our Certificate of Incorporation (i) that establishes the rights, designations, preferences, qualifications, limitations and other terms of such series of preferred stock, or (ii) that would provide our Board of Directors the authority to establish, in one or more series, shares of preferred stock at such times, for such purposes and for such consideration as the Board of Directors may deem advisable (a so-called “blank check” preferred stock provision), and our Board of Directors would have to establish the rights, designations, preferences, qualifications, limitations and other terms of such series of preferred stock.

Warrants

We may sell warrants to purchase our shares of common stock or shares of our preferred stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock or preferred stock. The price per share of common stock or preferred stock, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include financing of acquisitions and capital expenditures, additions to working capital and repayment or redemption of existing indebtedness.

We continually evaluate possible business combination opportunities. As a result, future business combinations involving cash, debt or equity securities may occur. Any future business combination or series of business combinations that we might undertake may be material, in terms of assets acquired, liabilities assumed or otherwise, to our financial condition.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown. We had no preferred stock outstanding for any period presented and, accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

	For the Nine Months Ended September 29, 2012	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges:	16.64	41.76	41.82	1.72	12.02	14.99

We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of income from continuing operations before income taxes plus fixed charges and amortization of capitalized interest, less capitalized interest. “Fixed charges” consist of interest expensed and capitalized (including amortization of debt issuance costs) and our estimate of the interest component of rental expense.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of Synalloy consists of 12,000,000 shares of our common stock, par value $1.00 per share. As of the date of this prospectus, we are not authorized under our Certificate of Incorporation to issue preferred stock. As of November 30, 2012, we had 6,352,733 shares of common stock outstanding. See “Description of Common Stock” and “Description of Preferred Stock” for more information.

DESCRIPTION OF COMMON STOCK

The following summary description of the material features of the common stock of Synalloy is qualified in its entirety by reference to the applicable provisions of Delaware law, our Certificate of Incorporation and Synalloy’s Bylaws, as amended (“Bylaws”).

General

Each share of our common stock has the same relative rights as, and is identical in all respects to, each other share of our common stock. Synalloy’s common stock is listed and trades on the NASDAQ Global Market under the symbol “SYNL.” All of the outstanding shares of common stock are, and any common stock issued and sold under this prospectus will be, fully paid and nonassessable. As of November 30, 2012, we had approximately 678 stockholders of record.

The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Voting

Holders of our common stock are entitled to one vote per share on matters to be voted on by stockholders and to vote such shares cumulatively at all elections of directors of the company. Holders of our common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action.

Dividends

Holders of our common stock are entitled to share ratably in any dividends declared by our Board of Directors in its discretion out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock.

Liquidation and Dissolution

Upon our liquidation or dissolution, the holders of our common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock outstanding at the time.

Other Rights and Restrictions

Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. Our common stock is not subject to redemption by us. Our Certificate of Incorporation and Bylaws do not restrict the ability of a holder of common stock to transfer the stockholder’s shares of common stock. When we issue shares of common stock under this prospectus and any prospectus supplement, the shares will not have, or be subject to, any preemptive or similar rights.

Directors

Our Certificate of Incorporation provides that the Board of Directors shall consist of not less than three nor more than 15 individuals. All of our directors stand for election on an annual basis.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law. Unless a corporation elects in its certificate of incorporation or bylaws for Section 203 of the Delaware General Corporation Law not to apply, such section generally has an anti-takeover effect for transactions not approved in advance by a corporation’s board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. In our Certificate of Incorporation, we have expressly elected not to be governed by the provisions of Section 203 of the Delaware General Corporation Law.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or one of its committees.

Amendment of the Certificate of Incorporation and Bylaws. Our Certificate of Incorporation can be amended by a majority vote of stockholders. There are no provisions which require a higher vote to amend. Our Bylaws may be amended by a majority of our directors and may also be amended by the holders of a majority of our outstanding voting stock.

Removal of Directors. Under our Bylaws, a director may be removed from office with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors, but if less than the entire board is removed, no director may be removed without cause if the vote against his removal would be sufficient to elect him if cumulatively voted at an election.

Liability and Indemnification of Officers and Directors. Our Certificate of Incorporation and Bylaws provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the company) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the company, or any predecessor of the company, or is or was serving at the request of the company, or any predecessor of the company, as a director, officer, incorporator, employee or agent of another corporation, or partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the company to the full extent then permitted by Delaware law against expenses (including attorneys’ fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement incurred by him in connection with such action, suit or proceeding.

Our Certificate of Incorporation further provides that a director of the company shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as it now exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.

The provisions of our Certificate of Incorporation and Bylaws could tend to make the acquisition of Synalloy more difficult to accomplish without the cooperation or favorable recommendation of the Synalloy Board of Directors.

DESCRIPTION OF PREFERRED STOCK

As of the date of this prospectus, we are not authorized under our Certificate of Incorporation to issue preferred stock. Accordingly, prior to establishing and issuing any series of preferred stock, our stockholders would need to approve an amendment to our Certificate of Incorporation (i) that establishes the rights, designations, preferences, qualifications, limitations and other terms of such series of preferred stock, or (ii) that would provide our Board of Directors the authority to establish, in one or more series, shares of preferred stock at such times, for such purposes and for such consideration as the Board of Directors may deem advisable (a so-called “blank check” preferred stock provision), and our Board of Directors would have to establish the rights, designations, preferences, qualifications, limitations and other terms of such series of preferred stock.

The following summary description of the material features of the preferred stock of Synalloy that we may offer from time to time assumes that the company would obtain the appropriate stockholder approval necessary to issue preferred stock, and is qualified in its entirety by the receipt of such approval. The summary is further qualified in its entirety by reference to the applicable provisions of Delaware law, our Certificate of Incorporation and any certificate of designation or other amendment to our Certificate of Incorporation relating to the issuance of preferred stock by the company generally and to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.

General

Our Board of Directors may authorize the issuance of one or more additional series of preferred stock and may establish and designate series and the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement. The shares of preferred stock, when issued and sold, will be fully paid and nonassessable.

The number of shares and all of the relative rights, preferences and limitations of the respective future series of preferred stock authorized by our Board of Directors will be described in the applicable prospectus supplement. The terms of a particular series of preferred stock may differ, among other things, in:

•	designation;

•	number of shares that constitute the series;

•	dividends (which may be cumulative or noncumulative), the dividend rate, or the method of calculating the dividend rate;

•	dividend periods, or the method of calculating the dividend periods;

•	redemption provisions, including whether, on what terms and at what prices the shares will be subject to redemption at our option and whether a sinking fund will be established;

•	voting rights;

•	preferences and rights upon liquidation or winding up;

•

whether and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of ours or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted);

•

for preferred stock convertible into our common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur; and

•	the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

Each series of preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:

•	junior to any series of our capital stock expressly stated to be senior to that series of preferred stock; and

•	senior to our common stock and any class of our capital stock expressly stated to be junior to that series of preferred stock.

Dividends

Dividends will be payable as they are declared by our Board of Directors at such time or times as it elects, and no holder of preferred stock will have any right to receive any dividend unless and until that dividend has been declared by the Board of Directors. The stated annual dividend may be declared and paid in increments during each calendar year. In connection with each dividend payment, the Board of Directors may set a record date in advance of the payment date for the purpose of determining the holders of shares preferred stock who are entitled to receive that dividend.

If described in the applicable prospectus supplement, we may pay cumulative cash dividends to the holders of preferred stock, when and as declared by the Board of Directors or a committee thereof, out of funds legally available for payment. The prospectus supplement will detail, as applicable, the annual rate of dividends or the method or formula for determining or calculating them, and the payment dates and payment periods for dividends. In the event that dividends are declared on the preferred stock, the Board of Directors or the committee will fix a record date for any such payment of dividends, which will be paid on the preferred stock to the holders of record on that record date.

We will not declare, pay or set aside for payment any dividends on any preferred stock ranking on a parity as to payment of dividends with the preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock.

Unless we have paid in full all unpaid cumulative dividends, if any, on the outstanding shares of preferred stock, we may not take any of the following actions with respect to our common stock or any other preferred stock of Synalloy ranking junior or on parity with the preferred stock as to dividend payments (unless otherwise described in the prospectus supplement):

•	declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

•	make other distributions;

•	redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

•	make any payment to or available for a sinking fund for the redemption of our common stock or junior preferred stock.

Conversion and Exchange

The prospectus supplement will indicate whether and on what terms the shares of any future series of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of Synalloy or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Redemption

The prospectus supplement will indicate whether, and on what terms, the shares of any future series of preferred stock will be subject to redemption, mandatory or otherwise, or a sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the redemption price and date on or after which redemption may occur, we may redeem shares of a series of the preferred stock.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of Synalloy, the holders of shares of preferred stock outstanding will be entitled to receive, out of the assets of Synalloy available for distribution to stockholders, liquidating distributions in an amount equal to the stated value per share of preferred stock, as described in our Certificate of Incorporation (as amended to establish the preferred stock) and/or the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends, if any, to the date of final distribution, before any distribution is made to holders of:

•	any class or series of capital stock ranking junior to the preferred stock as to rights upon liquidation, dissolution or winding up; or

•	our common stock.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of Synalloy with or into another corporation nor a merger of another corporation with or into Synalloy nor a sale or transfer of all or part of Synalloy’s assets for cash or securities will be considered a liquidation, dissolution or winding up of Synalloy.

If, upon any liquidation, dissolution or winding up of Synalloy, assets of Synalloy then distributable are insufficient to pay in full the amounts payable with respect to the preferred stock and any other preferred stock ranking on parity with the preferred stock as to rights upon liquidation, dissolution or winding up, the holders of shares of the preferred stock and of shares of that other preferred stock will participate ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of assets by Synalloy.

Voting Rights

Unless otherwise determined by our Board of Directors and indicated in the prospectus supplement, holders of the preferred stock will not have any voting rights except as from time to time required by law.

So long as any shares of the preferred stock remain outstanding, we will not, without the consent of the holders of at least a majority of the shares of preferred stock outstanding at the time, voting together as one class with all other series of preferred stock having similar voting rights that have been conferred and are exercisable:

•	issue or increase the authorized amount of any class or series of stock ranking senior to the outstanding preferred stock as to dividends or upon liquidation or dissolution; or

•

amend, alter or repeal the provisions of our Certificate of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding preferred stock or its holders.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of common stock or preferred stock. Warrants may be issued independently or together with any shares of common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from the shares of common or preferred stock. The warrants are to be issued under warrant agreements to be entered into between Synalloy and a bank or trust company, as warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Synalloy in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may offer from time to time. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the offering price;

•

the designation, number of shares and terms of the common stock purchasable upon exercise of the common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

•

the designation, number of shares and terms of the preferred stock purchasable upon exercise of the preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	if applicable, the designation and terms of the common stock or preferred stock with which the warrants are issued and the number of warrants issued with each share of common stock or preferred stock;

•	if applicable, the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of certain United States federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants.

Warrants may be exchanged for new warrants of different denominations.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

Each warrant will entitle the holder to purchase such number of shares of common stock or preferred stock at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by Synalloy, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of (i) the certificate evidencing such warrants properly completed and duly executed and (ii) payment as provided in the prospectus supplement of the amount required to purchase the shares of common stock or preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

•	the issuance of a stock dividend to holders of common stock or preferred stock, respectively;

•	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

•	any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any merger, consolidation or sale or conveyance of all or substantially all of the assets of Synalloy, the holder of each outstanding stock warrant shall have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

No Rights as Shareholders

Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors of Synalloy or any other matter, or to exercise any rights whatsoever as stockholders of Synalloy.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock or preferred stock. The price per share of common stock or preferred stock, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both, common stock or preferred stock, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	United States federal income tax considerations relevant to the purchase contracts.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

Units will consist of any combination of one or more of the other securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:

•

the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Common Stock,” “Description of Preferred Stock,” and “Description of Warrants” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

General

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of a particular offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for a period of their appointment or to sell our securities on a continuing basis.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the shares for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates by managing underwriters. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. In a firm commitment underwriting, the underwriters will be obligated to purchase all the shares if they purchase any of the shares. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement naming any such underwriter.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.

We may have agreements with the underwriters, dealers and agents to indemnify them against various civil liabilities, including liabilities under the Securities Act, or to contribute payments that the agents, underwriters, dealers and remarketing firms may be required to make as a result of those civil liabilities. Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities, we may enter into swap or other hedging transactions with, or arranged by, underwriters, agents or their affiliates. These underwriters, agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

Direct Sales

We may also sell shares directly to one or more purchasers without using underwriters or agents.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the securities on the NASDAQ Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Global Market. Any shares of common stock hereunder will be listed on the NASDAQ Global Market. We may elect to list any other class or series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

General Information

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by LeClairRyan, A Professional Corporation, our legal counsel, and for any underwriters and agents by legal counsel selected by such underwriters or agents.

EXPERTS

The consolidated financial statements of Synalloy Corporation and subsidiaries as of December 31, 2011 and January 1, 2011, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting, have been incorporated by reference herein in reliance upon the reports of Dixon Hughes Goodman LLP, and upon the authority of said firm as experts in auditing and accounting.

The financial statements of Palmer incorporated by reference in this prospectus by reference to our Amendment No. 1 to Current Report on Form 8-K filed with the SEC on November 5, 2012, have been audited by Weaver and Tidwell, L.L.P., independent auditors, as indicated in their report contained in Exhibit 99.1 in such Amendment No. 1 to Current Report on Form 8-K, and are included herein and have been so incorporated in reliance upon the authority of said firm as experts in auditing and accounting.

SYNALLOY CORPORATION

Common Stock

Preferred Stock

Warrants

Purchase Contracts

Units

PROSPECTUS

                    , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the registrant in connection with the filing of this Registration Statement on Form S-3:

SEC Registration Fee	$6,820
Printing Costs	*
Listing Fee	*
Transfer and Disbursing Agent Fees	*
Legal Fees and Expenses	20,000
Accounting Fees and Expenses	14,500
Miscellaneous Expenses	*

Total	$41,320

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits indemnification of any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Our Restated Certificate of Incorporation and Bylaws, each as amended, provide that Synalloy Corporation shall indemnify its directors, officers, employees, and agents to the fullest extent permitted by the DGCL.

Synalloy Corporation has a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 16.	Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement for Common Stock.*

1.2	Form of Underwriting Agreement for Preferred Stock.*

1.3	Form of Underwriting Agreement for Warrants.*

1.4	Form of Underwriting Agreement for Purchase Contracts.*

1.5	Form of Underwriting Agreement for Units.*

4.1	Restated Certificate of Incorporation of Synalloy Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed May 17, 2005).

4.2	Bylaws of Synalloy Corporation, as amended (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed May 15, 2001).

4.3	Amendment to Sections 1, 3 and 5 of Article VI of the Bylaws of Synalloy Corporation (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed August 13, 2007).

4.4	Form of Certificate of Designations Establishing a Series of Preferred Stock.*

4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed May 15, 2001).

4.6	Form of Preferred Stock Certificate.*

4.7	Form of Warrant.*

4.8	Form of Warrant Agreement.*

4.9	Form of Purchase Contract Agreement.*

4.10	Form of Unit Agreement.*

5.1	Opinion of LeClairRyan, A Professional Corporation.**

5.2	Opinion of counsel as to certain federal income tax matters.*

12.1	Computation of Ratios of Earnings to Fixed Charges and Preferred Dividends.**

23.1	Consent of Dixon Hughes Goodman LLP, independent registered public accounting firm of Synalloy Corporation.

23.2	Consent of Weaver and Tidwell, L.L.P., independent auditors of Lee-Var, Inc. dba Palmer of Texas.

23.3	Consent of LeClairRyan, A Professional Corporation (contained in Exhibit 5.1 hereto).**

24.1	Power of Attorney (included on the signature page hereto).**

*	To be filed by amendment or under a Current Report on Form 8-K and incorporated herein by reference.
**	Previously filed.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on December 19, 2012.

SYNALLOY CORPORATION

By:	/s/ Craig C. Bram
Craig C. Bram
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Craig C. Bram Craig C. Bram	President, Chief Executive Officer and Director (principal executive officer)	December 19, 2012

/s/ Richard D. Sieradzki Richard D. Sieradzki	Vice President – Finance and Chief Financial Officer (principal financial and accounting officer)	December 19, 2012

* Carroll D. Vinson	Chairman of the Board and Director	December 19, 2012

* Murray H. Wright	Director	December 19, 2012

* James W. Terry, Jr.	Director	December 19, 2012

* Henry L. Guy	Director	December 19, 2012

* Anthony A. Callander	Director	December 19, 2012

* BY:	/s/ Craig C. Bram as attorney-in-fact
Craig C. Bram

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement for Common Stock.*

1.2	Form of Underwriting Agreement for Preferred Stock.*

1.3	Form of Underwriting Agreement for Warrants.*

1.4	Form of Underwriting Agreement for Purchase Contracts.*

1.5	Form of Underwriting Agreement for Units.*

4.1	Restated Certificate of Incorporation of Synalloy Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed May 17, 2005).

4.2	Bylaws of Synalloy Corporation, as amended (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed May 15, 2001).

4.3	Amendment to Sections 1, 3 and 5 of Article VI of the Bylaws of Synalloy Corporation (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed August 13, 2007).

4.4	Form of Certificate of Designations Establishing a Series of Preferred Stock.*

4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed May 15, 2001).

4.6	Form of Preferred Stock Certificate.*

4.7	Form of Warrant.*

4.8	Form of Warrant Agreement.*

4.9	Form of Purchase Contract Agreement.*

4.10	Form of Unit Agreement.*

5.1	Opinion of LeClairRyan, A Professional Corporation.**

5.2	Opinion of counsel as to certain federal income tax matters.*

12.1	Computation of Ratios of Earnings to Fixed Charges and Preferred Dividends.**

23.1	Consent of Dixon Hughes Goodman LLP, independent registered public accounting firm of Synalloy Corporation.

23.2	Consent of Weaver and Tidwell, L.L.P., independent auditors of Lee-Var, Inc. dba Palmer of Texas.

23.3	Consent of LeClairRyan, A Professional Corporation (contained in Exhibit 5.1 hereto).**

24.1	Power of Attorney (included on the signature page hereto).**

*	To be filed by amendment or under a Current Report on Form 8-K and incorporated herein by reference.
**	Previously filed.